UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2024

BLUE OWL CAPITAL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue
New York	,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation
On November 19, 2024, Blue Owl Capital Corporation (the “Company”) issued an additional $400 million in aggregate principal amount of its 5.950% Notes due 2029 (the “New Notes” and the issuance and sale of the New Notes, the “Offering”). The New Notes were issued as additional notes under the base indenture, dated as of April 10, 2019 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated as of January 22, 2024 (the “Eighth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued $600 million in aggregate principal amount of the 5.950% Notes due 2029 (the “Existing Notes” and, together with the New Notes, the “Notes”) on January 22, 2024.
The New Notes are being treated as a single series with the Existing Notes under the Indenture and will have the same terms as the Existing Notes (except the issue date, the offering price and the initial interest payment date). The New Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes. Upon issuance of the New Notes, the outstanding aggregate principal amount of the Company’s 5.950% Notes due 2029 became $1,000,000,000.
The Notes will mature on March 15, 2029, and prior to February 15, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of  (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The Notes bear interest at a rate of 5.950% per year payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2025 for the New Notes. The Notes are direct, general unsecured obligations of the Company.
The Company expects to use the net proceeds of this offering to pay down its existing outstanding indebtedness, including its senior secured revolving credit facility (the “Revolving Credit Facility”). Amounts drawn under the Revolving Credit Facility with respect to certain “extending commitments” in U.S. dollars bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus margin of either 1.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 1.75% per annum or (ii) the “alternative base rate” (as defined in the agreements governing the Revolving Credit Facility) plus margin of either 0.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 0.75% per annum. Amounts drawn under the Revolving Credit Facility with respect to certain “non-extending commitments” in U.S. Dollars will bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus margin of 2.00% per annum or (ii) the alternative base rate plus margin of 1.00% per annum. Amounts drawn under the Revolving Credit Facility with respect to the extending commitments in certain non-U.S. currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of either 1.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 1.75% per annum. Amounts drawn under the Revolving Credit Facility with respect to the non-extending commitments in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 2.00% per annum. The Revolving Credit Facility matures on August 26, 2027, with respect to $50 million of commitments and on November 17, 2028, with respect to the remaining commitments.
The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch Ratings, Moody’s Investor Services, Inc., S&P Global Ratings and Kroll Bond Rating Agency), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.
The New Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-280593) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated November 12, 2024, a final prospectus supplement dated November 12, 2024, and the pricing term sheet dated November 12, 2024. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on November 19, 2024.
The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Supplemental Indenture and the accompanying Form of 5.950% Notes due 2029, respectively, each filed as exhibits hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

4.1
Indenture, dated April 10, 2019, between Owl Rock Capital Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2 (File No. 333-233186) filed on September 20, 2019).

4.2
Eighth Supplemental Indenture, dated as of January 22, 2024, between Blue Owl Capital Corporation and and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on January 23, 2024).

4.3	Form of 5.950% Note Due 2029 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on January 23, 2024).

5.1	Opinion of Eversheds Sutherland (US) LLP

23.1	Consent of Eversheds Sutherland (US) LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

November 19, 2024	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Operating Officer and Chief Financial Officer